UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 23, 2025

Dyadic International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32513	45-0486747
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1044 North U.S. Highway One, Suite 201

Jupiter, FL 33477

(Address of principal executive offices and zip code)

(561) 743-8333

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DYAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 23, 2025, Dyadic International, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Form of Senior Secured Convertible Promissory Note due March 8, 2027 (the “Convertible Notes”). Pursuant to the Amendment, (i) the Maturity Date (as defined in the Convertible Notes) shall be extended from March 8, 2027 to December 31, 2027, (ii) the conversion price upon which the Convertible Notes will be convertible into shares of the Company’s common stock now is $1.05 per share of common stock, and (iii) except in the case of an Event of Default (as defined in the Convertible Notes), the holders shall no longer have the right to elect to have the Company redeem all, or any part, of the principal amount then remaining under the Convertible Note.

The foregoing description of the Amendment is only a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Amendment to Form of Senior Secured Convertible Promissory Note due March 8, 2027.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2025

Dyadic International, Inc.

By:	/s/ Mark A. Emalfarb
Name:	Mark A. Emalfarb
Title:	Chief Executive Officer